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                                                                    EXHIBIT 23.4


                           CONSENT OF LEHMAN BROTHERS


         We hereby consent to the use of our opinion letter dated January 2, 2002 to the Board of Directors of Gentiva Health Services, Inc. (the "Company") attached as Annex C to the Company's Joint Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Recommendation of the Boards of Directors and Opinions of Financial Advisors." "Background of the Acquisition/Sale of the SPS Business," "Recommendation of the Gentiva Board and Reasons for the Sale of the SPS Business" and "Opinion of Gentiva's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.


                                                LEHMAN BROTHERS INC.


                                            By: /s/ Kevin Lewis
                                               -----------------------------

New York, New York
Dated: February 7, 2001